UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2025

BOWEN ACQUISITION CORP

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-41741	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Ave, Suite 2446

New York, NY 10170

(Address of Principal Executive Offices) (Zip Code)

(203) 998-5540

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	BOWNU	The Nasdaq Stock Market LLC

Ordinary Shares, par value $0.0001 per share	BOWN	The Nasdaq Stock Market LLC

Rights, each entitling the holder to one-tenth of one ordinary share upon the completion of the Company’s initial business combination	BOWNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 11, 2025, Bowen Acquisition Corp. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“NASDAQ”) indicating that the Company is not in compliance with Listing Rule 5450(a)(2) because the Company has failed to maintain a minimum of 400 total shareholders for continued listing.

On July 15, 2025, the Company received a delisting determination letter (the “Delisting Determination Letter”) notifying the Company that its securities are now subject to delisting from the Nasdaq Global Market.

The Delisting Determination Letter stated that the Company was not in compliance with (A) Nasdaq Listing Rules 5450(b)(2)(A), which requires companies listed on the Nasdaq Global Market to have Market Value of Listed Securities of at least $50,000,000 for a period of 30 consecutive trading days, (B) Nasdaq Listing Rules 5450(b)(2)(B), which requires that companies listed on the Nasdaq Global Market maintain a minimum 1,100,000 Publicly Held Shares, (C) Nasdaq Listing Rules 5450(b)(2)(C), which requires that companies listed on the Nasdaq Global Market to have Market Value of Publicly Held Shares to be at least $15,000,000 for a period of 30 consecutive trading days and (4) Nasdaq Listing Rules 5450(a)(2), which requires companies listed on the Nasdaq Global Market to have at least 400 total shareholders. As such, the Staff was applying more stringent criteria as permitted under Listing Rule 5101 to delist the Company’s securities from the Nasdaq Global Market. Additionally, on July 15, 2025, Nasdaq determined to halt trading in the Company’s securities. A determination whether to continue the trading halt will be made following the Company’s disclosure of the Delisting Determination Letter.

The Delisting Determination Letter indicated that the Company may appeal the Staff’s determination to a Nasdaq Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Unless the Company requests an appeal of Nasdaq’s determination by 4:00 p.m. Eastern Time on July 22, 2025, trading of the Company’s securities will be suspended at the opening of business on July 24, 2025, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on the Nasdaq Stock Market.

The Delisting Determination Letter also noted that a request for a hearing will stay the suspension of the Company’s securities only for a period of 15 days from the date of the request. When the Company requests a hearing, it may also request a stay of the suspension, pending the hearing. The hearing panel will review the request for an extended stay and notify the Company of its conclusion as soon as is practicable, but in any event no later than 15 calendar days following the deadline to request the hearing.

The Company intends to request a hearing before the panel to appeal the delisting determinations and to request a stay of the suspension of the Company’s securities from trading. There can be no assurance that the panel will grant the Company’s request for continued listing or a stay of the suspension of the Company’s securities.

The Company has been diligently attempting to consummate its previously announced business combination with Shenzhen Qianzhi BioTechnology Co. Ltd. The Company believes that it will be in compliance with the listing requirements upon consummation of such transaction. However, there can be no assurance that the Company will be able to regain compliance with the listing requirements discussed above or otherwise satisfy the other NASDAQ listing criteria.

The Company issued a press release announcing the foregoing, which press release is attached to this Current Report on Form 8-K as exhibit 99.1.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press release.

104	Cover Page Interactive Data File (formatted in Inline XBRL).

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K include “forward-looking statements.” Actual results may differ from expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements generally are identified by the words or phrases such as “aspire,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “will be,” “will continue,” “will likely result,” “could,” “should,” “believe(s),” “predicts,” “potential,” “continue,” “future,” “opportunity,” seek,” “intend,” “strategy,” or the negative version of those words or phrases or similar expressions are intended to identify such forward-looking statements.

The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2025

	By:	/s/ Jiangang Luo
Jiangang Luo
Chief Executive Officer